                                                                      EXHIBIT 21

              LIST OF SUBSIDIARIES OF IMAGE SENSING SYSTEMS, INC.

   NAME OF SUBSIDIARY            JURISDICTION OF INCORPORATION OR ORGANIZATION
------------------------        -----------------------------------------------
Flow Traffic Ltd.                Hong Kong Special Administrative Region
                                 of the People's Republic of China